Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT, dated May 23, 2013 (the “First Amendment”), to that certain Credit Agreement, dated October 18, 2012 (the “Credit Agreement”), among Hill International, Inc., as borrower (the “Borrower”), Obsidian Agency Services, Inc., as administrative agent (the “Administrative Agent”), and the Lenders (as defined therein).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have provided certain loans to the Borrower which remain outstanding;

WHEREAS, in connection with the Credit Agreement, the Borrower executed that certain Guarantee and Collateral Agreement, dated October 18, 2012 (the “Collateral Agreement”) pursuant to which, among other things, the Borrower and the other Grantors (as defined therein) guarantied the Obligations and granted in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest in substantially all of their assets;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein, but only on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            General.  Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement.  Terms defined and used in this First Amendment shall have the meanings given to them in this First Amendment.

Section 1.2            Amendments to Existing Definitions.  Section 1.01 of the Credit Agreement is hereby amended by modifying certain definitions contained therein as follows:

“Excluded Taxes” is hereby deleted in its entirety and replaced with:

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent or Lender, as the case may be, or required to be withheld or deducted from a payment to the Administrative Agent or Lender, as the case may be: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of the Administrative Agent or Lender, as the case may be, being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to the failure of the Administrative Agent or Lender, as the case may be, to comply with Section 3.01(e); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Section 1.3            Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Foreign Letters of Credit” means Letters of Credit issued hereunder for the account of wholly-owned Subsidiaries that are not Loan Parties or Gerens in the ordinary course of business, and in the case of Gerens, not to exceed $1 million in L/C Obligations outstanding at any time (until such time as Gerens becomes a wholly-owned Subsidiary).

“First Amendment” means the First Amendment to Credit Agreement, dated May 23, 2013.

“First Amendment Effective Date” means the First Amendment Effective Date, as defined in the First Amendment.

“Gerens” has the meaning specified in Section 7.03(l).

“Maximum Cash Collateral Amount” means cash and other assets with a value of $22,000,000; provided that, after the receipt by the Borrower or any Subsidiary of the return of the cash collateral securing the NBAD Performance Bond, the Maximum Cash Collateral Amount shall be $20,000,000.

“NBAD Performance Bond” means an existing performance bond letter of credit issued by National Bank of Abu Dhabi in connection with the Qatar Rail Project.

“Oman Airports Project” means the project under which Hill International, LLC, an affiliate of the Borrower, has entered or will enter into a two-year contract with the Government of the Sultanate of Oman represented by the Ministry of Transport and Communications and Public Authority for Civil Aviation to provide consulting engineering services in connection with the expansion and modernization of the Muscat International and Salalah International Airports in Oman.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between it and the jurisdiction imposing such Tax (other than connections arising from such party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Qatar Rail Project” means the project under which the Borrower, through its Qatar branch, has entered or will enter into a four-year contract with the Qatar Railways Company to provide project management services in connection with the construction of the “Green Line,” one of four lines of the Doha Metro system in Qatar.

“QNB” means the Qatar National Bank.

“QNB Facility” has the meaning set forth in Section 7.02(h).

ARTICLE II

AMENDMENTS

Section 2.1            Amendments to Section 3.01 (Taxes).  Section 3.01(a) of the Credit Agreement is hereby amended by adding the following new clause (iii):

(iii) If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower or Administrative Agent, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Section 2.2            Amendments to Section 3.01 (Taxes).  Section 3.01(e)(ii) of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (A) therein; (ii) deleting the “.” at the end of clause (B)(V) therein and replacing it with “; and”; and (iii) adding the following new clause (C):

(C) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 2.3            Amendments to Section 7.02 (Indebtedness).  Section 7.02(h) of the Credit Agreement is hereby amended by: (i) deleting from clause (a) therein the phrase “refundings. renewals or extensions thereof.” (that appears immediately prior to the word “provided”) and by replacing the same with the phrase “refundings, renewals or extensions thereof;” (ii) deleting the word “and” at the end of clause (a)(i) therein; (iii) at the end of clause (a)(ii) (immediately before “, and (b)”), adding, “; and (iii) in the case of any such refinancing, refunding, renewal or extension, the applicable foreign Subsidiary uses good faith efforts to utilize a Lender (as such term is defined in the Working Capital Credit Agreement) or an Affiliate of a Lender (as such term is defined in the Working Capital Credit Agreement) to obtain such financing (considering all of the business circumstances involved) and it is determined to be impractical for the applicable foreign Subsidiary to obtain such financing from a Lender (as such term is defined in the Working Capital Credit Agreement) or any Lender’s (as such term is defined in the Working Capital Credit Agreement) Affiliates, whether by utilizing credit issued under this Agreement or otherwise,”; (iv) deleting the “;” at the end of clause (b) therein and replacing it with “and”; and (v) adding the following new clause (c):

(c) in addition to Indebtedness otherwise permitted under Section 7.02 (including clauses (a) and (b) of this subsection), up to $17,000,000 under an unsecured letter of credit facility (including any loans arising thereunder as a result of outstanding reimbursement obligations) to be provided by QNB (the “QNB Facility”), consisting of the following: (i) $6,000,000 in the form of a non-revolving letter of credit issued by QNB in connection with the Qatar Rail Project for an advance payment guarantee thereunder; and (ii) $11,000,000 in the form of a revolving letter of credit facility for the following purposes: (A) $2,700,000 shall be for tender bonds; (B) $6,900,000 shall be for performance bonds (including $6,000,000 to be used solely for the replacement of the NBAD Performance Bond); and (C) $1,400,000 shall be for advance payment guarantees;

Section 2.4            Amendments to Section 7.03 (Investments).  Section 7.03(b) of the Credit Agreement is hereby deleted in its entirety and replaced with:

(b) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, including Investments by Hill N.V. and Gerens (each as defined in Section 7.03(l)) made by honoring the underlying obligations described in clauses (i), (ii) and (iii) of Section 7.03(l), (iv) Investments described in Section 7.02(q), (v) so long as no Default has occurred and is continuing or would result from such Investment, Investments outstanding on the First Amendment Effective Date or thereafter consisting of Foreign Letters of Credit, provided that the aggregate amount outstanding at any time of L/C Obligations of all Foreign Letters of Credit issued after the First Amendment Effective Date shall not exceed $7,000,000 except to the extent of the aggregate face amounts of Foreign Letters of Credit existing as of the First Amendment Effective Date upon the expiry of the same subsequent to the First Amendment Effective Date, and, in any event, the aggregate amount outstanding at any time of L/C Obligations of all Foreign Letters of Credit issued after the First Amendment Effective Date shall not exceed $11,800,000, (vi) so long as no Default has occurred and is continuing or would result from such Investment, additional cash Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties (but not for the purposes described in Section 7.03(l) or clauses (v) or (vii) of this Section 7.03(b)) in an aggregate amount made from and after the Closing Date not to exceed $4,000,000 at any time outstanding, (vii) additional Investments by Loan Parties in wholly-owned Subsidiaries that are not Loan Parties solely in connection with the Qatar Rail Project and the Oman Airports Project; provided that, as of the last day of each month as set forth on Schedule I to the First Amendment, the amount of such Investments calculated on a net basis (which calculation shall include cash repatriated to the Borrower out of income from the Qatar Rail Project and the Oman Airports Project) shall not exceed the corresponding amount set forth opposite each such date on such Schedule I to the First Amendment, and (viii) Investments by the Borrower in the form of a guaranty of all or any portion of the QNB Facility;

ARTICLE III

AGREEMENTS

Section 3.1            Outstanding Obligations.  The Borrower acknowledges and agrees that as of the date hereof, the Borrower is indebted to the Lenders in the Outstanding Amount of $100,000,000 plus accrued and unpaid interest and fees thereon.

Section 3.2            Foreign Facilities/Collateral.  Notwithstanding anything to the contrary in the Credit Agreement or any Loan Document, (i) no more than the Maximum Cash Collateral Amount at any time may be provided as collateral for obligations under all credit facilities being provided by lenders located outside of the United States to any Loan Party or any Subsidiary and (ii) if the cash collateral (the “NBAD Cash Collateral”) securing the existing letter of credit issued by National Bank of Abu Dhabi as a performance guaranty in connection with the Qatar Rail Project (the “Qatar Rail L/C”) is released to the Borrower or any Subsidiary, the Borrower shall cause the NBAD Cash Collateral to be transferred to the Borrower and will apply said funds to the prepayment of the Working Capital Loans (but not to the reduction of the “Commitments” under the Working Capital Credit Agreement).

Section 3.3            Binnington Acquisition.  Solely in connection with the proposed Stock-Based Acquisition of Binnington Copeland and Associates (Pty) Ltd. and BCA Training (Pty), Ltd., the Lenders hereby agree that the Minimum Liquidity Requirement under Section 7.03(f)(iv)(C) of the Credit Agreement is hereby waived.

ARTICLE IV
EFFECTIVE DATE

This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) when each of the following has been satisfied or waived in accordance with the terms hereof:

(a)           Receipt by the Administrative Agent of counterparts of the First Amendment executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)           Receipt by the Administrative Agent of counterparts of the Consent and Reaffirmation of Guaranty, annexed hereto, executed by each Guarantor;

(c)           Receipt by the Administrative Agent of an amendment to the Working Capital Credit Agreement, providing for, among other things, allowance of Indebtedness and Investments in connection with the Qatar Rail Project and the Oman Airports Project, duly executed and in form and substance satisfactory to the Administrative Agent and its counsel in their sole discretion;

(d)           Receipt by the Administrative Agent of a written acknowledgement from NBAD in form and substance reasonably acceptable to the Administrative Agent, confirming that

NBAD will, promptly upon the replacement of the Qatar Rail L/C, release the NBAD Cash Collateral securing said letter of credit and pay the amount thereof to the Borrower; and

(e)           Payment by the Borrower of reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel for the Administrative Agent.

ARTICLE V
MISCELLANEOUS

Section 5.1            Continuing Effect of the Credit Agreement.  The Borrower, the Administrative Agent and the Lenders hereby acknowledge and agree that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby, and is hereby in all respects ratified and confirmed.  Any terms or conditions contained in this First Amendment shall control over any inconsistent terms or conditions in the Credit Agreement.

Section 5.2            No Waiver.  Subject to Section 5.11, nothing contained in this First Amendment shall be construed or interpreted or is interpreted or intended as a waiver of or any limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or applicable law on account of any Default or Event of Default or otherwise.

Section 5.3            Representations and Warranties.  Borrower hereby represents and warrants as of the date hereof that, after giving effect to this First Amendment, (a) all representations and warranties contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct on and as of such date and (b) after giving effect to this First Amendment, no Default or Event of Default exists.

Section 5.4            Reaffirmation of Covenants.  Borrower hereby expressly reaffirms each of the covenants made by it in the Credit Agreement and the Loan Documents.

Section 5.5            Release.  The Borrower, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives (each a “Releasing Party”) hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this First Amendment or in the future against the Administrative Agent, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) the Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (c) any matter related to the foregoing; provided, however, that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to the extent that such Claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of a Releasee.

Section 5.6            Covenant Not to Sue.  Each Releasing Party hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Releasing Party pursuant to Section 6.6 above.  If a Releasing Party violates the foregoing covenant, all Releasing Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

Section 5.7            Reference to and Effect on the Loan Documents.  On and after the date hereof and the satisfaction of the conditions contained in Article IV of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the “Credit Agreement”, and each reference in the other Loan Documents to “the Credit Documents”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  For purposes of the Credit Agreement, all of the agreements of the Borrower and the Guarantors contained in this First Amendment shall be deemed to be, and shall be, agreements under the Credit Agreement.

Section 5.8            Payment of Expenses.  The Borrower, on behalf of itself and its Subsidiaries, agrees to pay or reimburse the Administrative Agent for all of its reasonable out of pocket costs and expenses incurred in connection with the negotiation and documentation of this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.  In furtherance hereof and the provisions of the Credit Agreement, each of the Loan Parties jointly and severally agrees to reimburse the Administrative Agent for all such costs, fees and expenses (including but not limited to reasonable fees and expenses of its counsel).

Section 5.9            Lender Reaffirmation, Indemnification and Authorization.  Each Lender acknowledges, reaffirms and ratifies its obligation to indemnify and hold harmless the Administrative Agent and its directors, officers, employees and agents pursuant to, and subject to, the terms and conditions of Section 10.04 of the Credit Agreement, (the “Administrative Agent’s Indemnity”) and acknowledges and agrees that the Administrative Agent’s Indemnity (subject to the terms and conditions hereof) shall apply to any and all acts or omissions of the Administrative Agent taken or omitted to be taken pursuant to, arising out of, in connection with or in respect to this First Amendment or any of the other Loan Documents.  Each Lender hereby grants to the Administrative Agent all requisite authority to enter into or otherwise become bound by the Intercreditor Agreement and to bind the Lenders thereto by the Administrative Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of the Lenders is or will be required in connection with the performance of the Intercreditor Agreement.

Section 5.10         Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission or electronic mail) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any executed counterpart delivered by facsimile transmission or electronic mail shall be effective for all purposes hereof.

Section 5.11         Waiver.  The Administrative Agent and the Lenders hereby waive compliance by the Borrower and its Subsidiaries solely with the provisions of Section 7.03(b)(iv)(y) with respect to the requirement to satisfy the Minimum Liquidity Requirement (as distinguished from Section 7.03(b)(iv)(x)) of the Credit Agreement as such Credit Agreement existed immediately prior to the First Amendment Effective Date.

Section 5.12         GOVERNING LAW.  THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized agents as of the date first written above.

BORROWER:

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

ADMINISTRATIVE AGENT:

OBSIDIAN AGENCY SERVICES, INC., as Administrative Agent

By:	/s/ Mark Holdsworth
Name:	Mark Holdsworth
Title:	Managing Partner

LENDERS:

SPECIAL OPPORTUNITIES FUND, LLC
SPECIAL VALUE EXPANSION FUND, LLC
TENNENBAUM OPPORTUNITIES PARTNERS V, LP
TENNENBAUM OPPORTUNITIES FUND VI, LLC, as Lenders

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Mark Holdsworth
Name:	Mark Holdsworth
Title:	Managing Partner

CONSENT AND REAFFIRMATION OF GUARANTY

Each Guarantor hereby consents to the execution and delivery by the Borrower of the First Amendment to Credit Agreement, dated May 23, 2013 (the “First Amendment”) relating to the Credit Agreement dated October 18, 2012 (the “Credit Agreement”) among Hill International, Inc. as borrower, Obsidian Agency Services, Inc., as administrative agent and the Lenders party thereto (capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement), and jointly and severally ratifies and confirms the terms of the Guarantee and Collateral Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement, as amended.  Each Guarantor acknowledges that, notwithstanding anything to the contrary contained in the Credit Agreement, the First Amendment or any other Loan Document, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guarantee and Collateral Agreement (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Except as expressly set forth therein, nothing contained in the First Amendment shall release, discharge, modify, change or affect the original liability of such Guarantors under the Guarantee and Collateral Agreement.

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BOYKEN INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

TRANSPORTATION CONSTRUCTION SERVICES, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TCM GROUP

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

PCI GROUP, LLC

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TRS CONSULTANTS, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

Consent and Reaffirmation — Signature Page

HILL INTERNATIONAL REAL ESTATE, LLC

By:	/s/ David L. Richter
Name:	David L. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL DEVELOPMENT, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL (PUERTO RICO), INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	President

Consent and Reaffirmation — Signature Page

Schedule I to First Amendment

Permitted Investments in Connection with

Qatar Rail Project and Oman Airports Project

Date	Net Investments Allowed
April 30, 2013	$3,000,000
May 31, 2013	$3,000,000
June 30, 2013 and thereafter	$0